CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustee and Shareholders
The Putnam Emerging Markets Fund and Putnam International Fund:

We consent to the use of our reports dated October 6, 2000 and October 5, 2000, respectively incorporated in this Registration Statement by reference, to the Putnam Emerging Markets Fund and Putnam International Fund and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Accountants and Financial Statements" in the Statements of Additional Information.

                                                     KPMG LLP

Boston, Massachusetts
December 26, 2000